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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NRG ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                 41-1724239
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


      901 Marquette Avenue, Suite 2300,
           Minneapolis, Minnesota                       55402-3265
   ----------------------------------------             ----------
   (Address of principal executive offices)             (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. o


Securities Act registration statement file number to which this form relates:
333-52508 (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered
---------------------------------------          ------------------------------
            Corporate Units                          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Corporate Units (the "Corporate Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Equity Units" in the Registration Statement on Form S-3 of NRG, Energy, Inc. (Registration No. 333-52508) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.





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ITEM 2.  EXHIBITS.

  1. Registration Statement on Form S-3 (Registration No. 333-52508) filed with the Securities and Exchange Commission on December 22, 2000 by NRG Energy, Inc., as amended (the "Registration Statement"), is incorporated herein by reference.

  2. Indenture for the Senior Debt Securities to be used in connection with the issuance of the Debentures (incorporated by reference to Exhibit
         4.1 to the Registration Statement).

  3. Form of Supplemental Indenture to be used in connection with the issuance of the Debentures (incorporated herein by reference to Exhibit
         4.1 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2001).

  4. Form of Debenture (incorporated herein by reference to Exhibit 4.2 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2001).

  5. Form of Purchase Contract Agreement between NRG Energy, Inc. and the Purchase Contract Agent to be named therein (incorporated herein by reference to Exhibit 4.3 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1,
         2001).

  6.     Form of Corporate Unit Certificate (incorporated herein by reference to
         Exhibit 4.4 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2001).

  7. Form of Pledge Agreement among NRG Energy, Inc., the Collateral Agent, and the Unit Agent, each to be named therein (incorporated herein by reference to Exhibit 4.5 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1,
         2001).

  8. Form of Remarketing Agreement among NRG Energy, Inc., the Purchase Contract Agent, and the Remarketing Agent, each to be named therein (incorporated by reference to Exhibit 4.6 to NRG Energy, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2001).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 1, 2001                   NRG Energy, Inc.



                                       By: /s/ Brian Bird
                                          --------------------------------------
                                          Name:  Brian Bird
                                          Title: Vice President and Treasurer